UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2018

Wyndham Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On March 28, 2018, Wyndham Worldwide Corporation (“Wyndham Worldwide”) entered into (i) the First Amendment to Credit Agreement (the “First Amendment”), dated as of November 21, 2017 (as amended, supplemented or otherwise modified, the “2017 Credit Agreement”), by and among Wyndham Worldwide, the several lenders and letter of credit issuers from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, (ii) the Second Amendment to Credit Agreement (the “Second Amendment”), dated as of March 24, 2016 (as amended, supplemented or otherwise modified, the “2016 Credit Agreement”), by and among Wyndham Worldwide, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto and (iii) the Fourth Amendment to Credit Agreement (the “Fourth Amendment” and, collectively with the First Amendment and the Second Amendment, the “Amendments”), dated as of March 26, 2015 (as amended, supplemented or otherwise modified, the “2015 Credit Agreement” and, collectively with the 2017 Credit Agreement and the 2016 Credit Agreement, the “Credit Agreements” and each, individually, a “Credit Agreement”), by and among Wyndham Worldwide, the several lenders and letter of credit issuers from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto. Among other things, the Amendments provide for (i) the ability of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”), a wholly-owned subsidiary of Wyndham Worldwide, to incur indebtedness in connection with the spin-off (as defined below) and the previously announced acquisition of La Quinta Holdings, Inc.’s franchising and management businesses prior to the consummation of the spin-off and (ii) the ability for such indebtedness to be secured by a lien on the assets of Wyndham Hotels and its subsidiaries, to the extent each Credit Agreement amended by the Amendments is also secured by such assets on an equal and ratable (or prior) basis. Following the completion of the previously announced spin-off of Wyndham Hotels from Wyndham Worldwide (the “spin-off”), Wyndham Hotels will be an independent, publicly traded company. Pursuant to the terms of the Amendments, (i) the 2017 Credit Agreement will terminate upon the occurrence of the spin-off, (ii) the 2016 Credit Agreement will be prepaid upon the later occurrence of the sale of Wyndham Worldwide’s European vacation rental business and the spin-off, (iii) the 2015 Credit Agreement will terminate upon Wyndham Worldwide’s incurrence of a new senior secured revolving loan facility on or after the date of the spin-off and (iv) commitments under the 2015 Credit Agreement will be reduced to $1,000 million from $1,500 million upon the later occurrence of the sale of Wyndham Worldwide’s European vacation rental business and the spin-off.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01                                           Other Events

Wyndham Worldwide announced today that Wyndham Hotels priced its previously announced private placement offering of $500 million aggregate principal amount of senior unsecured notes due 2026 (the “notes”). The notes offering is expected to close on April 13, 2018. The closing of the notes offering is subject to the satisfaction of customary and market conditions. Following the completion of the previously announced spin-off of Wyndham Hotels from Wyndham Worldwide (the “spin-off”), Wyndham Hotels will be an independent, publicly traded company.

The proceeds from the notes are expected to be used, together with the borrowings under the Credit Facilities (as defined below), (i) to finance the cash consideration for the previously announced planned acquisition of La Quinta’s franchising and management businesses, (ii) to pay related fees and expenses and (iii) for general corporate purposes.

The notes will bear interest at a rate of 5.375% per year. Interest on the notes will be payable semi-annually in arrears on October 15 and April 15 of each year, commencing October 15, 2018. The notes will mature on April 15, 2026. The notes were offered to the public at a price of 100% of the principal amount. The notes offering is not contingent upon the consummation of the La Quinta acquisition but the notes are subject to a special mandatory redemption at 100% of their aggregate principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, if the La Quinta acquisition is not consummated on or prior to July 17, 2018 (as such date may be extended).

Wyndham Worldwide will guarantee the notes on a senior unsecured basis. Immediately prior to the consummation of the spin-off, Wyndham Worldwide’s guarantee of the notes will be released.

In connection with the planned La Quinta acquisition, Wyndham Hotels’ also expects to enter into (i) a $1,600 million senior secured term loan B credit facility and (ii) a $750 million senior secured revolving credit facility (together, the “Credit Facilities”), which revolving credit facility is expected to be undrawn at the closing of the La Quinta acquisition and the spin-off. Following Wyndham Hotels’ entry into the Credit Facilities, the notes will be guaranteed jointly and severally on a senior unsecured basis by certain of Wyndham Hotels’ existing and future wholly owned domestic subsidiaries that will guarantee the Credit Facilities. The amount of the Credit Facilities may be adjusted depending on market conditions.

In connection with the pricing of the notes, Wyndham Hotels, Wyndham Worldwide, as guarantor, and Barclays Capital Inc., as the representative of the initial purchasers, on behalf of itself and on behalf of the initial purchasers, entered into a purchase agreement, dated as of March 29, 2018 (the “Purchase Agreement”). The Purchase Agreement contains customary representations, warranties and agreements by Wyndham Hotels and Wyndham Worldwide, including indemnification provisions with respect to disclosure made in connection with the notes.

The notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and will not be offered or sold absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Nicola Rossi

Name:	Nicola Rossi
Title:	Chief Accounting Officer

Date: March 29, 2018